Exhibit 99.1


                                           CONTACT:   Paul D. Baker
                                                      Comverse Technology, Inc.
                                                      170 Crossways Park Drive
                                                      Woodbury, NY 11797
                                                      (516) 677-7226



               COMVERSE TECHNOLOGY ANNOUNCES PRIVATE PLACEMENT OF
                   $350 MILLION ZERO YIELD PUTTABLE SECURITIES


WOODBURY, NY, MAY 2, 2003 -- Comverse Technology, Inc. (NASDAQ: CMVT) announced the private placement, to certain institutional investors, of $350 million principal amount of its zero yield puttable securities due 2023.

The securities are convertible, contingent upon the occurrence of certain events, into shares of Common Stock at a conversion price of $17.97 per share.

Comverse intends to use the proceeds of this offering for working capital and other general corporate purposes, including possible investments in, or acquisitions of, other companies, businesses, technologies or product lines and the potential repurchase of outstanding convertible debt.

The holders will have a put option, pursuant to which they may require the company to redeem the securities in cash on each of May 15 of 2008, 2013 and 2018. The ability of the holders to convert the securities into Comverse Technology Common Stock is subject to certain conditions, including, among others, the closing price of the Common Stock exceeding 120% of the conversion price over certain periods and other specified events.

Comverse will have a call option, pursuant to which it may redeem the securities, in part or in whole, on or after May 2, 2008, at 100% of the principal amount, in accordance with conditions specified in the offering memorandum.

Comverse has granted the initial purchaser a 30-day over-allotment option to purchase up to an additional $70 million of the securities.

The offering has been made by means of an offering memorandum to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities. The securities offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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MAY 2, 2003
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Note: This release may contain forward-looking statements that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates, including the consummation of the offering and contemplated use of proceeds. Important factors that could cause actual results to differ materially include changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the company or its competition; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the company operates; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These documents are available through the company, or through the SEC's Electronic
Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



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